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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                 MBNA CAPITAL C
             (Exact name of registrant as specified in its charter)


                           DELAWARE                                                    TO BE APPLIED FOR
           (State of incorporation or organization)                         (I.R.S. Employer Identification Number)

                     WILMINGTON, DELAWARE                                                    19884
           (Address of principal executive office)                                        (zip code)
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
If this Form relates to the registration of a class of debt            If this Form relates to the registration of a class of debt
securities and is effective upon filing pursuant to                    securities and is to become effective simultaneously with
General instruction A(c)(1) please check the following                 the effectiveness of a concurrent registration statement
box. [ ]                                                               under the Securities Act of 1933 pursuant to General
                                                                       Instruction A(c)(2) please check the following box. [ ]
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


                      TITLE OF EACH CLASS                                            NAME OF EACH EXCHANGE ON
                      TO BE SO REGISTERED                                      WHICH EACH CLASS IS TO BE REGISTERED
                      -------------------                                      ------------------------------------
     8.25% Trust--Originated Preferred Securities, Series C
           (and the Guarantee with respect thereto)                               New York Stock Exchange, Inc.
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:



                           None.

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Information concerning the 8.25% Trust--Originated Preferred Securities,
Series C (the "Securities"), of MBNA Capital C (the "Registrant") is contained in the Registrant's Registration Statement on Form S-4 (File No. 333-21181), as amended and supplemented. A description of the Securities is contained in the Prospectus relating to the Securities filed by the Registrant as part of the Registrant's Registration Statement on Form S-4 and such Prospectus shall be deemed to be incorporated by reference herein.



ITEM 2.  EXHIBITS.

(1)  Certificate of Trust of MBNA Capital C, incorporated by reference to
     Exhibit 4(d)(3) to the Registration Statement.



(2)  Trust Agreement of MBNA Capital C, incorporated by reference to Exhibit
     4(e)(3) to the Registration Statement.



(3)  Form of Amended and Restated Trust Agreement, incorporated by reference to
     Exhibit 4(f)(3) to the Registration Statement.



(4)  Form of Preferred Security, included in the Amended and Restated Trust
     Agreement.



(5) Form of Guarantee Agreement, incorporated by reference to Exhibit 4(h)(3) to the Registration Statement.



(6)  Form of Indenture between MBNA Corporation and The Bank of New York as
     Debenture Trustee, incorporated by reference to Exhibit 4(c) to the Registration Statement.



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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.





                                        MBNA CAPITAL C



                                        By:   MBNA Corporation, as Depositor

                                        By:    /s/ John Scheflen
                                               ----------------------------


                                        MBNA CORPORATION

                                        By:    /s/ John Scheflen
                                               ----------------------------
                                              Executive Vice President

Date:    March 27, 1997




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                                 EXHIBIT INDEX



EXHIBIT NO.           DESCRIPTION
-----------           -----------
(1)                   Certificate of Trust of MBNA Capital C, incorporated by reference to Exhibit
                      4(d)(3) to the Registration Statement.



(2)                   Trust Agreement of MBNA Capital C, incorporated by reference to Exhibit 4(e)(3)
                      to the Registration Statement.



(3)                   Form of Amended and Restated Trust Agreement, incorporated by reference to
                      Exhibit 4(f)(3) to the Registration Statement.



(4)                   Form of Preferred Security, included in the Amended and Restated Trust
                      Agreement.



(5)                   Form of Guarantee Agreement, incorporated by reference to Exhibit 4(h)(3) to the
                      Registration Statement.



(6)                   Form of Indenture between MBNA Corporation and The Bank of New York as
                      Debenture Trustee, incorporated by reference to Exhibit 4(c) to the Registration
                      Statement.
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